UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported): May 26, 2016

NEOS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37508	27-0395455
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2940 N. Highway 360

Grand Prairie, TX 75050

(972) 408-1300

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 26, 2016, Neos Therapeutics, Inc. (the “Company”) entered into an employment agreement with Juergen A. Martens (the “Martens Agreement”) appointing Dr. Martens as the Company’s Chief Technology and Operations Officer, effective May 31, 2016.

Dr. Martens, 60, served as Chief Operating Officer of MannKind Corporation (NASDAQ: MNKD) from January 2015 to March 2016, and as their Corporate Vice President of Operations and Chief Technology Officer from September 2005 to January 2015. From 2000 to August 2005, he was employed by Nektar Therapeutics, servingas Vice President of Pharmaceutical Technology Development. Previously, he held technical management positions at Aerojet Fine Chemicals from 1998 to 2000 and at FMC Corporation from 1996 to 1998. From 1987 to 1996, Dr. Martens held a variety of management positions with increased managerial responsibility in R&D, plant management, and business process development at Lonza, in Switzerland and in the United States. Dr. Martens holds a bachelor’s degree in chemical engineering from the Technical College Mannheim/Germany, a bachelor’s and master’s degree in Chemistry and a doctorate in Physical Chemistry from the University of Marburg/Germany.  Dr. Martens obtained an executive master’s degree in Management (EMTM) from the University of Pennsylvania, a joint program of the Wharton School of Business & the School of Engineering and Applied Science.

The Martens Agreement provides for the following, among other things: (i) base salary of $340,000; (ii) target annual incentive compensation of 35% of his base salary; (iii) reimbursement of all reasonable expenses incurred by Dr. Martens in performing services for the Company and certain relocation expenses and commuting expenses prior to relocation; (iv) a sign-on bonus of $30,000; and (v)  severance and change in control benefits contingent upon Dr. Martens agreeing to a general release of claims in favor of the Company following termination of employment.   In connection with his hiring, Dr. Martens will receive an option to purchase 150,000 shares of the Company’s common stock. The shares underlying the option will vest over four equal annual installments commencing from the grant date, subject to Dr. Martens’ continued employment with the Company over such period.

The foregoing summary of the Martens Agreement is qualified in its entirety by reference to the complete text of the Martens Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

There are no family relationships between Dr. Martens and any director or executive officer of the Company, and Dr. Martens has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

On May 31, 2016, the Company issued a press release, a copy of which is furnished as Exhibit 99.1 to this Report on Form 8-K.

The information in this Item 7.01 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Employment Agreement, dated May 26, 2016, between the Registrant and Juergen Martens.
99.1	Press Release issued by the Registrant on May 31, 2016, furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEOS THERAPEUTICS, INC.

Date:	May 31, 2016
By:	/s/ Vipin Garg
Title:	President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description
10.1	Employment Agreement, dated May 26, 2016, between the Registrant and Juergen Martens.
99.1	Press Release issued by the Registrant on May 31, 2016, furnished herewith.